UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 8, 2005
Date of Report (date of earliest event reported)

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3399 Peachtree Road NE
Suite 1500
Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 814-4210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 2.02.     Results of Operations and Financial Condition

     On January 17, 2005, Novelis Inc. announced that it expected its operating earnings for the fourth quarter of 2004 to be similar to those of the fourth quarter of 2003, but lower than those of the third quarter in 2004 due in large part to normal seasonal effects. On February 8, 2005, Novelis issued a press release to update its fourth quarter of 2004 outlook, to announce the incurrence of a provision for withholding taxes in its fourth quarter of 2004 results arising as a result of the structure of Novelis’ spin-off from Alcan Inc., and to announce the allocation by Alcan of goodwill (as part of its Pechiney purchase price allocation) to four former Pechiney foil plants acquired by Alcan and contributed to Novelis in the spin-off. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

     (c)   Exhibits

Exhibit No.	Description
99.1	Press release of Novelis Inc., issued on February 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: February 8, 2005	/s/ David Kennedy
David Kennedy
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Novelis Inc., issued on February 8, 2005.